Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Abraxas Petroleum Corporation

San Antonio, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 9, 2007, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Abraxas Petroleum Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO Seidman, LLP

Dallas, Texas

June 14, 2007

Exhibit 23.2

DEGOLYER AND MACNAUGHTON

4925 GREENVILLE AVENUE, SUITE 400

ONE ENERGY SQUARE

DALLAS, TEXAS 75206

June 14, 2007

Abraxas Petroleum Corporation

500 N. Loop 1604 East

Suite 100

San Antonio, Texas 78232

Ladies and Gentlemen:

We hereby consent to the incorporation in the “Experts” section of your Registration Statement on Form S-3 dated on or about June 14, 2007, of the references to DeGolyer and MacNaughton and to the use by reference in the “Business” section of information contained in our “Appraisal Report as of December 31, 2006 on Certain Properties owned by Abraxas Petroleum Corporation.”

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGolyer and MacNaughton